 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Chief Financial Officer

On July 25, 2013, Bank of Marin Bancorp (NASDAQ: BMRC) announced the hiring of Tani Girton as Chief Financial Officer of Bancorp and its subsidiary Bank.

Ms. Girton, 53, will join Bancorp and Bank of Marin (the "Bank") on September 3, 2013. Girton has more than 25 years of experience in financial services, including risk management, treasury, and investment portfolio management. Prior to joining the Bank, Ms. Girton was Executive Vice President and Treasurer at Bank of the West since 2009 and was Senior Vice President and Treasurer from 2008 to 2009. Prior to that, Ms. Girton was with Charles Schwab & Co., serving in several financial management roles over the course of eight years, most recently Vice President of Treasury Capital Markets.

Ms. Girton earned her MBA from San Francisco State University, and graduated from Lewis and Clark College with a Bachelor of Arts degree in international affairs. She has also completed graduate work at the Monterey Institute of International Studies.

Ms. Girton will be paid an annual salary of $215,000, subject to annual reviews commencing on January 1, 2014. She will also receive a sign on bonus and a car allowance. Subject to the terms of the Bank's 2010 Annual Individual Incentive Compensation Plan, she will be eligible for cash bonus of up to 30% of her base salary. Additionally, Ms. Girton may participate in other customary benefits offered to all employees of the Bank.

It is also intended that Ms. Girton will be granted stock options to purchase 11,000 shares of Bancorp common stock with a five year vesting period at a price per share equal to 100% of market value at the time of grant. It is also intended that the Board of Directors will grant her a 4,000 share restricted stock award. Ms. Girton will also be eligible for future awards from time to time based on performance.

Subject to approval by the Board of Directors, Ms. Girton will be provided a change in control agreement as well as a Supplemental Executive Retirement Plan substantially similar to ones provided to other Executive Vice Presidents of the Bank.

The Press Release is attached as Exhibits 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits.

99.1    Press Release, dated as of July 25, 2013, of the Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 26, 2013	BANK OF MARIN BANCORP
		By:	/s/ Russell A. Colombo
Russell A. Colombo
President &
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 25, 2013